UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2010
VANDA PHARMACEUTICALS INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-34186	03-0491827
(Commission File No.)	(IRS Employer Identification No.)
9605 Medical Center Drive
Suite 300
Rockville, Maryland 20850
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (240) 599-4500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 24, 2010, William D. “Chip” Clark announced that he was resigning as Senior Vice President, Chief Business Officer and Secretary of Vanda Pharmaceuticals Inc. (the “Company”) in order to pursue other opportunities. Mr. Clark’s resignation will be effective as of March 26, 2010. Stephanie R. Irish, the Company’s Acting Chief Financial Officer and Treasurer, has been appointed to serve as the Company’s Secretary effective upon Mr. Clark’s resignation. There will be no change to Ms. Irish’s compensatory arrangements in connection with her appointment as Secretary.
     On March 24, 2010, Dr. John J. Feeney III’s title was changed from Acting Chief Medical Officer to Chief Medical Officer. There will be no change to Dr. Feeney’s compensatory arrangements in connection with his change in title.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANDA PHARMACEUTICALS INC.
By:	/s/ STEPHANIE R. IRISH
	Name:	Stephanie R. Irish
	Title:	Acting Chief Financial Officer and Treasurer

Dated: March 25, 2010